Exhibit 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements on Form S-3 (No. 33-23185) of Aristar, Inc. and subsidiaries of our report dated January 17, 1995 appearing on page 10 of this Form 10-K.



PRICE WATERHOUSE LLP
Tampa, Florida
March 23, 1995